Exhibit 10.15

Notice of Performance-Based Restricted Stock Unit Grant

Willdan Group, Inc.

Amended and Restated 2008 Performance Incentive Plan

Name of Grantee:[●]

Target Number
of Performance

-Based Restricted

Stock Units:	[●] Target number of Performance-Based Restricted Stock Units (the “Performance-Based Restricted Stock Units”)

Date of Grant:[●]

Vesting:

In general, and with limited exceptions set forth below, (1) fifty percent (50%) of the target number of Performance-Based Restricted Stock Units (the “Adjusted Diluted EPS Target Units”) are subject to vesting based on the Corporation’s Adjusted Diluted EPS (as defined below) as of the end of each applicable Performance Period, and (2) fifty percent (50%) of the target number of Performance-Based Restricted Stock Units (the “Adjusted EBITDA Target Units”) are subject to vesting based on the Corporation’s Adjusted EBITDA (as defined below) as of the end of each applicable Performance Period. The number of Performance-Based Restricted Stock Units that become earned and vested for any Performance Period under these two metrics may range from 0% to 210% of the target number of Performance-Based Restricted Stock Units eligible to vest during the Performance Period, based on actual performance during the applicable Performance Period in relation to the pre-established targets for the same Performance Period for each of the two metrics. The vesting requirements, and the limited exceptions, are set forth in more detail below. Reference to a “Performance Period” herein shall mean a twelve month fiscal period ending on [●], [●], or [●].

At the end of the [●] year vesting period for the grant the number of Performance-Based Restricted Stock Units that are earned and vested based on the achievement of Adjusted Diluted EPS and Adjusted EBITDA in relation to the pre-established targets described above is then multiplied by a percentage ranging from 100% to 120% based on the Corporation’s Relative TSR (as defined below) for the [●] year period from [●] through [●] (which comprises the [●] Performance Periods) (the “Relative TSR Modifier”). The final number of Performance-Based Restricted Stock Units that become earned and vested under this Award may range from 0% to a maximum of 250% of the Adjusted EBITDA Target Units and the Adjusted Diluted EPS Target Units eligible to vest during the [●] Performance Periods.

Adjusted Diluted EPS Vesting Condition. Subject to earlier termination as provided herein and in the Terms and Conditions of this Performance-Based Restricted Stock Unit Award, [●] percent ([●]%) of your Adjusted Diluted EPS Target Units are eligible to be vested based on the Corporation’s Adjusted Diluted

EPS actually achieved for each Performance Period as of the close of each Performance Period (the number of Adjusted Diluted EPS Target Units related to each Performance Period shall be referred to herein as the “EPS Target Units”) in relation to the pre-established target Adjusted Diluted EPS for that same Performance Period.

For purposes of this Award Agreement, “Adjusted Diluted EPS” means the Corporation’s average diluted earnings per share for the applicable Performance Period as determined in accordance with GAAP, before stock compensation expense net of tax, intangible amortization expense net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction.

The Adjusted Diluted EPS performance targets and the percentage of the Adjusted Diluted EPS Target Units eligible to become earned and vested with respect to the Performance Periods are set forth below:

Baseline Adjusted Dil. EPS)	Growth Performance Period [●]	Adj. Dil. EPS Performance Target Period [●]	Growth Performance Period [●]	Adj. Dil. EPS Performance Target Period [●]	Growth Performance Period [●]	Adj. Dil. EPS Performance Target Period [●]
[●]	[●]%	[●]	[●]%	[●]	[●]%	[●]
	[●]%	[●]	[●]%	[●]	[●]%	[●]
	[●]%	[●]	[●]%	[●]	[●]%	[●]

Performance	% of EPS Target Units Eligible to Become Earned and Vested	Growth Performance Period [●]*	Growth Performance Period [●]	Growth Performance Period [●]
Threshold	0%	<$[●]	<$[●]	<$[●]
Target	100%	$[●]	$[●]	$[●]
Maximum	210%	$[●]	$[●]	$[●]

Adjusted EBITDA Vesting Condition. Subject to earlier termination as provided herein and in the Terms and Conditions of Performance-Based Restricted Stock Unit Award, [●] ([●]%) of your Adjusted EBITDA Target Units are eligible to be vested based on the Corporation’s Adjusted EBITDA actually achieved for each Performance Period as of the close of each Performance Period (the number of Adjusted EBITDA Target Units related to each Performance Period shall be referred to herein as the “Adjusted EBITDA Target Units”) in relation to the pre-established Adjusted EBITDA target for that same Performance Period.

For purposes of this Award Agreement, “Adjusted EBITDA” means the Corporation’s net income (loss) for the applicable Performance Period as determined in accordance with GAAP, plus (1) interest expense (income) and interest accretion, (2) income tax expense (benefit), (3) stock-based compensation expense, (4) depreciation and amortization, (5) gain/loss on sale of equipment, and (6) plus or minus the effect of any extraordinary item or extraordinary transaction.

The Adjusted EBITDA performance goals and the percentage of the Adjusted EBITDA Target Units eligible to become earned and vested with respect to each Performance Period are set forth below:

Baseline Adjusted EBITDA ($M)	Growth Performance Period [●]	Adjusted EBITDA Performance Period [●]	Growth Performance Period [●]	Adjusted EBITDA Performance Period [●]	Growth Performance Period [●]	Adjusted EBITDA Performance Period [●]
[●]	[●]%	[●]	[●]%	[●]	[●]%	[●]
	[●]%	[●]	[●]%	[●]	[●]%	[●]
	[●]%	[●]	[●]%	[●]	[●]%	[●]

Performance	% of Adjusted EBITDA Target Units Eligible to Become Earned and Vested	Growth Performance Period [●]	Growth Performance Period [●]	Growth Performance Period [●]
Threshold	0%	<$[●]	<$[●]	<$[●]
Target	100%	$[●]	$[●]	$[●]
Maximum	210%	$[●]	$[●]	$[●]

Relative TSR Modifier. At the end of the [●] year vesting period of the grant, subject to earlier termination as provided herein and in the Terms and Conditions of Performance-Based Restricted Stock Unit Award, the number of Performance-Based Restricted Stock Units that are earned and vested based on the achievement of Adjusted Diluted EPS and Adjusted EBITDA targets is multiplied by a percentage ranging from 100% to 120% based on the Corporation’s Relative TSR for the [●] year period from [●] through [●] (which comprises the [●] Performance Periods) (the “Relative TSR Modifier”). The final number of Performance-Based Restricted Stock Units that become earned and vested under this Award may range from 0% to a maximum of 250% of the Adjusted EBITDA Target Units and the Adjusted Diluted EPS Target Units eligible to vest during the [●] Performance Periods.

For purposes of this Award Agreement, “TSR” means each company’s total shareholder return (assuming any dividends are reinvested) from [●] through [●].

For purposes of this Award Agreement, “Relative TSR” means the percentile rank of the Corporation’s TSR from [●] through [●] as compared to the TSR of the Corporation’s peer companies (the “PSU Comparison Group”) for such period, to the extent such peer companies are publicly reporting at the end of such period. Any member of the PSU Comparison Group that is not publicly traded on [●] shall be removed from the PSU Comparison Group and shall not be included in the numerator or denominator of the Relative TSR calculation.

The Relative TSR percentile rankings and the percentage modifiers applicable to the of the earned and vested Performance-Based Restricted Stock Units are set forth below:

Relative TSR Percentile Ranking	Modifier* (% of Earned and Vested Shares)
50th Percentile or less	[●]%
>50th Percentile < 75th Percentile	[●]%
75th Percentile and greater	[●]%

*The number of PSUs earned as a result of the application of the Relative TSR Modifier is to be determined without interpolation. If the Corporation’s absolute TSR is negative over the [●]-year TSR measurement period, no additional Performance-Based Restricted Stock Units can be earned regardless of the Corporation’s percentile rank among the PSU Comparison Group (i.e. the Relative TSR Modifier will be capped at 100%).

Except as described below, the Adjusted Diluted EPS Target Units and Adjusted EBITDA Target Units eligible to vest in respect of each Performance Period shall terminate if the achieved Adjusted Diluted EPS or Adjusted EBITDA amount, as applicable, for the applicable Performance Period is below the threshold amount listed in the tables above. With respect to each Performance Period, if the Corporation achieves an Adjusted Diluted EPS or Adjusted EBITDA amount between the amounts listed in the tables above, the percentage of the EPS Target Units or the Adjusted EBITDA Target Units, as applicable, that will become earned and vested, prior to the application of the Relative TSR Modifier, will be interpolated on a straight-line basis between the closest two percentages listed in the tables above. The maximum percentage of the Adjusted Diluted EPS Target Units or the Adjusted EBITDA Target Units, as applicable, that may become earned and vested for any Performance Period is the maximum percentage listed in the table above. Any of the Performance-Based Restricted Stock Units that do not become earned and vested at the end of each Performance Period based on the Corporation’s Adjusted Diluted EPS or Adjusted EBITDA achieved for the Performance Period will automatically terminate without consideration at the end of such Performance Period(s). For the avoidance of doubt, the performance results for each Performance Period shall be measured independently of each other Performance Period, and only with respect to the Relative TSR Modifier shall Performance-Based Restricted Stock Units be eligible to become earned and vested based on cumulative performance results over multiple Performance Periods.

Example. In order to illustrate the calculation of earned and vested Performance-Based Restricted Stock Units using the tables above, assume the following: (i) you were granted 3,000 target Performance-Based Restricted Stock Units (1,500

Adjusted Diluted EPS Target Units and 1,500 Adjusted EBITDA Target Units), (ii) the achieved Adjusted Diluted EPS in the [●], [●] and [●] Performance Periods are $[●], $[●], and $[●], respectively, the (iii) the achieved Adjusted EBITDA in the [●], [●]and [●] Performance Periods are $[●], $[●]and $[●], respectively, and (iv) the Relative TSR ranking is [●] percentile.

With regard to the Adjusted Diluted EPS Target Units, 2,050 Performance-Based Restricted Stock Units subject to EPS performance metrics will be earned and vested:

Performance Period [●]: $[●]= 100% performance level (500)

Performance Period [●]: $[●]= 100% performance level (500)

Performance Period [●]: $[●]= 210% performance level (1,050)

With regard to the Adjusted EBITDA Target Units, 1,550 Performance-Based Restricted Stock Units subject to Adjusted EBITDA performance metrics will be earned and vested:

Performance Period [●]: $[●] = 0% performance level (0)

Performance Period [●]: $[●]= 100% performance level (500)

Performance Period [●]: $[●]= 210% performance level (1,050)

After applying the Relative TSR Multiplier, a total of 3,960 Performance-Based Restricted Stock Units subject to the Award will be earned and vested:

[●] percentile ranking translates to a 110% multiplier (note, there is no interpolation between levels of achievement for this metric)

(2,050 + 1,550) x 110% multiplier = 3,960

Change in Control. If a Change in Control occurs after the Date of Grant and prior to the end of any Performance Period, on the date of the consummation of such Change in Control, the number of Performance-Based Restricted Stock Units that are eligible to vest (the “Contingently Vested Units”) will be calculated as follows: (i) with respect to the pending Performance Period in-progress at the time of the Change in Control, the greater of (with the Adjusted Diluted EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (A) the target number of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units associated with such Performance Period and (B) the number of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units that become earned based on actual performance (assuming the last day of such Performance Period is the date of the consummation of such Change in Control, with the Administrator to make such appropriate pro-rating adjustments to the performance metrics as shall be necessary to reflect the shortened Performance Period), plus (ii) with respect to any Performance Period(s) remaining that have not commenced, the greater of (with the Adjusted Diluted EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (X) the target number of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units associated with such Performance Period(s) and (Y) the average number (measured as a percentage of target) of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units that have become earned based on actual performance for all Performance Periods that have been completed (and are not in-progress) as of the date of the Change in Control, the sum of which will be multiplied by (iii) the Relative TSR of the Corporation calculated from [●] through the date of the consummation of such Change in Control, and giving effect to the price per share payable in such Change in Control. Any Performance-Based Restricted Stock Units that are not Contingently Vested Units as of the date of the consummation of such Change in Control shall automatically terminate without consideration as of such date.

The Contingently Vested Units shall become earned and vested on the first anniversary date of the consummation of such Change in Control, subject to your continued employment or service with the Corporation or its Subsidiaries (or any successor thereto) through such date; provided, however, that if your employment or service is terminated (i) by the Corporation or any of its Subsidiaries (or any successor thereto) without Cause, (ii) by you for Good Reason, or (iii) due to your death or Disability, in each case, prior to such first anniversary of the Change in Control, the Contingently Vested Units shall become earned and vested on such termination date. Any Contingently Vested Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration on such termination date.

For purposes of this Award Agreement, a “Change in Control” of the Corporation shall be deemed to have occurred if a consummation of any of the following events occurs:

(i)	Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Corporation;
(ii)	Consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or surviving entity outstanding immediately after such merger or consolidation;
(iii)	Consummation of a sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets;
(iv)	During any period of two (2) consecutive years (beginning on or after the Date of Grant), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the

Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Corporation, or a liquidation under the Bankruptcy Code, constitute a Change in Control. In addition, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Corporation continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Corporation, or any transaction undertaken for the purpose of reincorporating the Corporation under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Corporation’s capital stock.

For purposes of this Award Agreement, “Cause” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement or “Cause” is not defined therein, “Cause” shall mean (i) you are convicted of a felony, (ii) you engage in any fraudulent or other dishonest act to the detriment of the Corporation, (iii) you fail to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) you misappropriate trade secrets, customer lists, or other proprietary information belonging to the Corporation, or (v) you engage in any willful misconduct designed to harm the Corporation or its shareholders.

For purposes of this Award Agreement, “Good Reason” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement or “Good Reason” is not defined therein, “Good Reason” shall mean your resignation within 180 days following (1) a reduction in your annual base salary or target annual incentive opportunity, or (2) a relocation of your primary place of business for the performance of your duties to a location which is more than fifty (50) miles from its prior location, or (3) a material breach by the Corporation or a Subsidiary of any agreement with the Corporation or a Subsidiary to which you are a party, provided that none of the events described in the foregoing clauses shall constitute Good Reason unless you have notified the Corporation in writing describing the events that constitute Good Reason within 60 days following the first occurrence of such events and then only if the Corporation fails to cure such events within thirty (30) days after its receipt of such written notice.

For purposes of this Award Agreement, “Disability” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement, or “Disability” is not defined therein, “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Administrator, renders you unable to perform the essential functions of your employment or service with the Corporation or its Subsidiaries (or a successor thereto), even with reasonable accommodation that does not impose an undue hardship on the Corporation or its Subsidiaries (or a successor thereto), for more than 180 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

Certain Terminations of Employment or Services. If your employment or service with the Corporation or its Subsidiaries terminates prior to the end of any Performance Period and the consummation of a Change in Control due to your death or Disability, then the number of Performance-Based Restricted Stock Units that shall become earned and vested shall be as follows: (i) with respect to the pending Performance Period in-progress at the time of your death or Disability, the greater of (with the Adjusted Diluted EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (A) the target number of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units associated with such Performance Period and (B) the number of Adjusted Diluted EPS Target Units or Adjusted EBITDA Target Units that become earned based on actual performance for the entire Performance Period (including any shortened Performance Period resulting from a Change in Control), plus (ii) with respect to any Performance Period(s) remaining that have not commenced, the target number of Performance-Based Restricted Stock Units associated with such remaining Performance Period(s). Any Performance-Based Restricted Stock Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration effective as of such termination date.

For the avoidance of doubt, (i) if the termination of your employment or services occurs other than in the circumstances and the periods set forth above, you will not be entitled to any vesting pursuant to this Award Agreement, and (ii) except as set forth above, no additional portion of the Award will become earned and vested based on performance after a termination of employment.

Continued Service Vesting Condition. Except as provided above in connection with a Change in Control and/or certain terminations of your employment or services, the Performance-Based Restricted Stock Units will become earned and vested only if you are employed by or providing services to the Corporation or its Subsidiaries on [●]. If your employment or service terminates for any reason other than described above prior to the applicable vesting date provided for above, the Performance-Based Restricted Stock Units shall terminate in accordance with the Terms and Conditions of Performance-Based Restricted Stock Unit Award.

In the event of any inconsistencies between the terms of this Agreement and the terms of any other documents, the terms of this Agreement will control.

By signing your name below, you accept this Performance-Based Restricted Stock Unit award and acknowledge and agree that the units are granted under and governed by the terms and conditions of the Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Performance-Based Restricted Stock Unit Award, both of which are hereby made a part of this document.

homas D. Brisbin . Thomas D. Brisbin CEO
“GRANTEE” _________________________________ Signature	WILLDAN GROUP, INC., a Delaware corporation . By: Its: